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                                RESTATED BY-LAWS
                                       OF
                                SAFETY 1ST, INC.

                      AS AMENDED THROUGH NOVEMBER 11, 1997

                                TABLE OF CONTENTS

ARTICLE I           ARTICLES OF ORGANIZATION

ARTICLE II          STOCKHOLDERS

     Section l      Annual Meeting
     Section 2      Special Meetings
     Section 3      Place of Meetings
     Section 4      Notice of Business
     Section 5      Notices
     Section 6      Quorum
     Section 7      Voting and Proxies
     Section 8      Action at Meeting
     Section 9      Action without Meeting by Written Consent
     Section 10     Record Date

ARTICLE III         DIRECTORS

     Section 1      Powers
     Section 2      Nomination; Eligibility to Serve
     Section 3      Number and Election
     Section 4      Vacancies
     Section 5      Enlargement of the Board of Directors
     Section 6      Tenure
     Section 7      Resignation
     Section 8      Removal
     Section 9      Annual Meeting
     Section 10     Regular Meetings
     Section 11     Special Meetings
     Section 12     Notices
     Section 13     Quorum
     Section 14     Action at Meeting
     Section 15     Action by Written Consent
     Section 16     Committees
     Section 17     Telephone Conference Meetings



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ARTICLE IV          OFFICERS

     Section l      Enumeration
     Section 2      Election and Vacancies
     Section 3      Qualification
     Section 4      Tenure
     Section 5      Resignation
     Section 6      Removal
     Section 7      Chief Executive Officer
     Section 8      Chairman of the Board
     Section 9      President
     Section 10     Vice-Presidents
     Section 11     Treasurer
     Section 12     Assistant Treasurers
     Section 13     Clerk
     Section 14     Assistant Clerks
     Section 15     Secretary and Assistance Secretaries

ARTICLE V           PROVISIONS RELATING TO CAPITAL STOCK

     Section l      Number and Par Value
     Section 2      Issuance and Consideration
     Section 3      Certificates of Stock
     Section 4      Uncertificated Shares
     Section 5      Transfer of Stock
     Section 6      Lost or Destroyed Certificates

ARTICLE VI          STOCK IN OTHER CORPORATIONS

ARTICLE VII         INSPECTION OF RECORDS

ARTICLE VIII        EXECUTION OF INSTRUMENTS

ARTICLE IX          CONTROL SHARES ACQUISITIONS

ARTICLE X           SEAL

ARTICLE XI          FISCAL YEAR

ARTICLE XII         INTERESTED DIRECTORS AND OFFICERS

ARTICLE XIII        INDEMNIFICATION


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     Section 1      Indemnification
     Section 2      Acts in Good Faith
     Section 3      Opinion of Counsel
     Section 4      Payments in Advance of Disposition
     Section 5      Definitions
     Section 6      No limit On Other Rights

ARTICLE XIV         AMENDMENTS



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                                    ARTICLE I

                            ARTICLES OF ORGANIZATION

     The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and of its Directors and stockholders, or of any class of stockholders if there shall be more than one class or series of stock, and all matters concerning the conduct and regulation of the business and affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

     All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. Annual Meeting.

     The annual meeting of stockholders shall be held within six months after the end of the Corporation's fiscal year specified in these By-Laws. The date and hour of the annual meeting shall be fixed by the directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the directors or the President. In the event that no date for the annual meeting is established or if no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

     Section 2. Special Meetings.

     So long as the Corporation has a class of voting stock registered under the Securities Exchange Act of 1934, as amended, special meetings of the stockholders may be called by the


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President or by the directors and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 40 percent in interest of the capital stock entitled to vote at the meeting.

     Section 3. Place of Meetings.

     All meetings of the stockholders shall be held at the principal office of the Corporation in Massachusetts, or to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the Board of Directors or the President and specified in the notice of meeting. Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

     Section 4. Notice of Business.

     At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation in the case of an annual meeting not less than 150 days prior to the date such meeting was held in the prior year, or in the case of any other meeting not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be received no later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever is earlier. A stockholder's notice to the Clerk shall set forth as to each matter the


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stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and any other stockholders known by such stockholder to be supporting such proposal, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     Section 5. Notices.

     A written notice, stating the place, day and hour of all meetings of stockholders shall be given by the Clerk or Assistant Clerk (or the person or persons calling the meeting), at least seven (7) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the Corporation. Such notice, if the meeting is called otherwise than by the Clerk, may be a copy of the call of the meeting; and if the meeting is not otherwise called, such notice given by the Clerk shall constitute a call of the meeting by him. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a written waiver of notice, executed before or


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after the meeting by the stockholder or his attorney, thereunto authorized is filed with the records of the meeting.

     Section 6. Quorum.

     Unless otherwise provided by law, the Articles of Organization or these By-Laws, at any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the Corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

     Section 7. Voting and Proxies.

     Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the Corporation, unless otherwise provided by law or the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Section 8. Action at Meeting.

     When a quorum is present at any meeting, the holders of a majority in interest of the stock having voting power, present or represented by proxy and voting on a matter, shall decide any matter to be voted on by the stockholders, including the election


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of officers and directors, except where a different vote is required by law, the
Articles of Organization, these By-Laws or any Agreement between the Corporation and the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     Section 9. Action without Meeting by Written Consent.

     Any action by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

     Section 10. Record Date.

     The directors may fix in advance a time which shall be not more than sixty
(60) days prior to (a) the date of any meeting of stockholders, (b) the date for the payment of any dividend or the mailing of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

     If no record date is fixed and the transfer books are not closed:

          (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.



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          (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.


                                   ARTICLE III

                                    DIRECTORS

     Section 1. Powers.

     Except as otherwise provided by law, the Articles of Organization or these By-Laws, the Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the Corporation, its property and business and may exercise all or any of its powers. In particular, and without limiting the generality of the foregoing, the directors may from time to time issue all or any part of the unissued capital stock of the Corporation authorized under the Articles of Organization, and may determine, subject to any requirement of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     Section 2. Nomination; Eligibility to Serve.

     Except as otherwise provided in Section 4 of this Article concerning the filling of vacancies on the Board of Directors, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk. To be timely, a stockholder's notice shall be delivered to or


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mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever is earlier. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) as to the stockholder giving the notice, (i) the names and addresses, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting the election of the proposed nominee(s) and
(ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and any other stockholders known by such stockholder to be supporting the election of the proposed nominee(s). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Clerk that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     Section 3. Number and Election.

     The number of directors shall be not less than three (3), except whenever there shall be only two (2) stockholders, the


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number of directors shall be not less than two (2) and whenever there shall be only one stockholder the number of directors shall be not less than one (1). Except as otherwise provided by these By-Laws or in the Articles of Organization, the number of directors that shall constitute the whole Board of Directors shall be fixed, and the directors elected, by the stockholders at the annual meeting. No director need be a stockholder.

     Section 4. Vacancies.

     Any vacancy at any time existing in the Board of Directors, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office.

     Section 5. Enlargement of the Board of Directors.

     The number of directors may be increased by the directors by the affirmative vote of a majority of the directors then in office or by the stockholders at any meeting.

     Section 6. Tenure.

     Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified.

     Section 7. Resignation.

     Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 8. Removal.

     A director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of directors or (b) for cause by vote of


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a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     Section 9. Annual Meeting.

     Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the directors is present, there shall be a meeting of the directors without notice; but if such a quorum of the directors is not present, or if present does not proceed immediately thereafter to hold a meeting of the directors, the annual meeting of the directors shall be called in the manner hereinafter provided with respect to the call of special meetings of directors.

     Section 10. Regular Meetings.

     Regular meetings of the directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need be given of regular meetings held at times and places so fixed, provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of directors, at which a resolution is adopted fixing the times or place or places for any regular meetings, any director is absent, no meeting shall be held pursuant to such resolution until either each such absent director has in writing or by telegram approved the resolution or seven days have elapsed after a copy of the resolution certified by the Clerk has been mailed, postage prepaid, addressed to each such absent director at his last known home or business address.

     Section 11. Special Meetings.

     Special meetings of the directors may be called by the President, by the Chairman of the Board, by the Clerk, by the Secretary, by any two directors, or by one director in the event that there is only one director, and shall be held at the place designated in the notice or call thereof.



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     Section 12. Notices.

     Notices of any special meeting of the directors shall be given to each director by the Clerk or Secretary (a) by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the Corporation, or if not so registered, at his last known home or business address, a written notice of such meeting at least four days before the meeting, or (b) by delivering such notice by hand or by telegram, telecopy or telex to him at least 48 hours before the meeting at such address, notice of such meeting, or (c) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting. Such notice, if the meeting is called otherwise than by the Clerk or Secretary, may be a copy of the call of the meeting; and if the meeting is not so otherwise called, such notice given by the Clerk or Secretary shall constitute a call of the meeting by him. If the Clerk or Secretary refuses or neglects for more than 24 hours after receipt of a call to give notice of such special meeting, or if the offices of Clerk and Secretary are vacant or the Clerk and Secretary are absent from the Commonwealth of Massachusetts or incapacitated, such notice may be given by the officer or one of the directors calling the meeting. Notice need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a directors' meeting need not specify the purposes of the meeting.

     Section 13. Quorum.

     At any meeting of the directors, a majority of the directors then in office shall constitute a quorum for the transaction of business; provided always that any number of directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.

     Section 14. Action at Meeting.

     At any meeting of the directors at which a quorum is present, the action of the directors on any matter brought before


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the meeting shall be decided by vote of a majority of those present, unless a different vote is required by law, the Articles of Organization or these By-Laws.

     Section 15. Action by Written Consent.

     Any action by the directors may be taken without a meeting if a written consent thereto is signed by all the directors and filed with the records of the directors' meetings. Such consent shall be treated as a vote of the directors for all purposes.

     Section 16. Committees.

     The directors may elect from their number an executive or other committees and may, by like vote, delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the directors. Such committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors. The directors shall have the power to fill vacancies in, change the membership of, or to disband, any such committee.

     Section 17. Telephone Conference Meetings.

     One or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.



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                                   ARTICLE IV

                                    OFFICERS

     Section 1. Enumeration.

     The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such Vice Presidents, Assistant Treasurers, Assistant Clerks, Secretary, Assistant Secretaries and other officers as may from time to time be determined by the directors. The Board of Directors, by a majority vote of the directors then in office, also may appoint one of its members to the office of Chairman of the Board, may designate that officer as Chief Executive Officer and from time to time may define the powers and duties of that office notwithstanding any other provisions of these By-Laws.

     Section 2. Election and Vacancies.

     The President, Treasurer and Clerk shall be elected annually by the directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the directors at such meeting or at any other meeting. Any vacancy at any time existing in any office may be filled by the directors at any meeting and such successor in office shall hold office for the unexpired term of his predecessor.

     Section 3. Qualification.

     The President may, but need not be, a director. No officer need be a stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the Corporation.



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     Section 4. Tenure.

     Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk each shall hold office until the first meeting of the directors following the next annual meeting of stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the directors following the next annual meeting of stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Election or appointment of an officer shall not in and of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with applicable law, but no contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Article IV, Section 6 hereof.

     Section 5. Resignation.

     Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 6. Removal.

     The directors may remove any officer appointed by the directors with or without cause by a vote of a majority of the entire number of directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

     Section 7. Chief Executive Officer.

     The Chief Executive Officer of the Corporation shall be the Chairman of the Board, if any, the President or such other officer as is designated by the directors and shall, subject to the control of the directors, have general charge and supervision of the business of the Corporation. If no such designation is


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made, the President shall be the Chief Executive Officer. Unless the Board of
Directors otherwise specifies, if there is no Chairman of the Board, the Chief Executive Officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors.

     Section 8. Chairman of the Board.

     If a Chairman of the Board of Directors is elected, he shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the directors. Unless the Board of Directors otherwise specifies, the Chairman of the Board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors.

     Section 9. President.

     The President shall be the Chief Executive Officer of the Corporation except as the Board of Directors may otherwise provide. It shall be his duty and he shall have the power to see that all orders and resolutions of the directors are carried into effect. He shall from time to time report to the directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the directors shall designate.

     Section 10. Vice Presidents.

     In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the directors. Each Vice President shall have such other powers and perform such other duties as the directors shall from time to time designate. The directors may assign to any Vice President the title of Executive Vice President, Senior Vice President and any other title selected by the directors.

     Section 11. Treasurer.

     Except as the directors shall otherwise determine, the Treasurer shall be the Chief Financial and Accounting Officer of


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the Corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the directors.

     Section 12. Assistant Treasurers.

     In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the directors shall from time to time designate.

     Section 13. Clerk.

     The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the directors at their meetings. Unless the directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the directors shall designate.

     Section 14. Assistant Clerks.

     In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the directors may from time to time designate.



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     Section 15. Secretary and Assistant Secretaries.

     If a Secretary is elected, he shall keep a record of the meetings of the directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the directors may from time to time designate.

                                    ARTICLE V

                      PROVISIONS RELATING TO CAPITAL STOCK

     Section 1. Number and Par Value.

     The total number of shares and the par value, if any, of each class and series of stock which the Corporation is authorized to issue shall be as stated in the Articles of Organization.

     Section 2. Issuance and Consideration.

     Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the stockholders or by vote of the directors. Stock may be issued for cash, tangible or intangible property, services, or for a debt or note or expenses. Stock having par value shall not be issued for cash, property, services, or expenses worth less than the par value. For the purpose of this Section 2, a debt or note of the purchaser, secured or unsecured, shall not be considered property.

     Section 3. Certificates of Stock.

     Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the directors shall adopt unless such shares are uncertificated as provided in these By-Laws. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but such signatures may


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be facsimiles when a certificate is countersigned by a transfer agent or a registrar, other than a director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     Section 4. Uncertificated Shares.

     The directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares. Such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If the Corporation entitles any stockholder of a class or series to receive a certificate representing shares of such class or series, all other holders of shares of such class or series shall be so entitled. The initial transaction statement sent with respect to the issuance or transfer of uncertificated shares which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any Agreement to which the Corporation is a party, shall have such restriction noted conspicuously on the statement and shall also set forth either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy of such


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restriction to the holder of such uncertificated share upon written request and without charge. The initial transaction statement sent with respect to the issuance of transfer of uncertificated shares when the Corporation is authorized to issue more than one class or series of stock shall set forth either the full text of the preferences, voting powers, qualifications and special and relative rights of shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such uncertificated share upon written request and without charge.

     Section 5. Transfer of Stock.

     Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonable require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

     It shall be the duty of each stockholder to notify the Corporation of its post office address and any subsequent changes therein.

     Section 6. Lost or Destroyed Certificates.

     The Board of Directors of the Corporation may, subject to Massachusetts General Laws, Chapter 156B, Section 29, as amended from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate


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alleged to have been lost, destroyed, or mutilated. The Board of Directors may, in their discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the shares in place of such lost, mutilated or destroyed stock certificate.

                                   ARTICLE VI

                           STOCK IN OTHER CORPORATIONS

     Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other Corporation or organization, the securities of which may be held by this Corporation.

                                   ARTICLE VII

                              INSPECTION OF RECORDS

     Books, accounts, documents and records of the Corporation shall be open to inspection by any director at all times during the usual hours of business. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of the Clerk or the resident agent, if any, of the Corporation. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.



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                                  ARTICLE VIII

                            EXECUTION OF INSTRUMENTS

     Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, if any, the President, the Vice-President or the Treasurer.

                                   ARTICLE IX

                           CONTROL SHARES ACQUISITIONS

     The provisions of Chapter 110D of the Massachusetts General Laws relating to regulation of "Control Share Acquisitions", as they may be amended from time to time, shall not apply to control share acquisitions (as defined in said Chapter 110D) of the Corporation.

                                    ARTICLE X

                                      SEAL

     The seal of the Corporation shall, subject to alteration by the directors, be circular in form, bearing its name, the word "Massachusetts," and the year of its incorporation. The Treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the directors) to any instrument requiring the corporate seal.

                                   ARTICLE XI

                                   FISCAL YEAR

     The Fiscal Year of the Corporation shall be the year ending on the last Saturday in December of a particular calendar year or the first Saturday in January of the next following calendar year, whichever such Saturday shall fall closer to December 31.



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                                   ARTICLE XII

                        INTERESTED DIRECTORS AND OFFICERS

     The directors shall have the power to fix their compensation from time to time. No contract or transaction between the Corporation and one or more of its directors, officers or stockholders, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of its directors, officers or stockholders are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or solely because the director, officer or stockholder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, nor shall any director, officer or stockholder be under any liability to the Corporation on account of any such contract or transaction if

     (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested Directors be less than a quorum; or

     (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or

     (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction, and if they are stockholders, their votes may be counted for the


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

purpose of a stockholder vote approving such contract or transaction.

                                  ARTICLE XIII

                                 INDEMNIFICATION

     Section 1. Indemnification.

     Except as limited by law or as provided in Sections 2 and 3 of this Article, each Officer of this Corporation (and his heirs and personal representatives) shall be indemnified by this Corporation against all Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as an Officer of this Corporation or, at the request of this Corporation, as a director, officer, employee or their agent of any other organization.

     Section 2. Acts in Good Faith.

     No indemnification shall be provided to an Officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

     Section 3. Opinion of Counsel.

     In the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or upon this Corporation, no indemnification shall be provided to said Officer with respect to a matter if this Corporation has obtained an opinion of counsel that with respect to said matter said Officer did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

     Section 4. Payments in Advance of Disposition.

     To the extent authorized by the Board of Directors or the stockholders, this Corporation may pay indemnification in advance of final disposition of a Proceeding, upon receipt of an undertaking by the person indemnified to repay the amount of such indemnification if it shall be established that he is not



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entitled to indemnification by an adjudication under Section 2 or by an opinion of counsel under Section 3 hereof.

     Section 5. Definitions.

     For the purposes of this Article,

     (a) "Officer" means any person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors;

     (b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

     (c) "Expense" means any liability fixed by a judgment, order, decree, or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

     Section 6. No limit On Other Rights.

     Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

                                   ARTICLE XIV

                                   AMENDMENTS

     These By-Laws (other than this Article XIV) may be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action prohibited by law or in conflict with the Articles of Organization. The stockholders shall have the power to amend, alter or repeal any provision of these By-Laws as provided by law.


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